Exhibit 99.1

For Immediate Release

Investor Contact:	Renie Shapiro
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES TO ACQUIRE

FIRST HEALTH SERVICES CORP. FROM COVENTRY HEALTH CARE

Acquisition Will Expand Medicaid Capabilities

COMPANY ENTERS INTO SERVICE AGREEMENTS WITH COVENTRY

FOR RADIOLOGY AND ONCOLOGY MANAGEMENT

AVON, Conn. — June 5, 2009 — Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that it has signed a definitive agreement to acquire First Health Services Corporation, a subsidiary of Coventry Health Care, Inc. (NYSE:CVH) that provides pharmacy benefits administration and other services for Medicaid programs. The Company also signed service agreements with Coventry to manage radiology services on a risk basis and to provide oncology management services in five Coventry markets each. Management will discuss the acquisition as well as the service agreements in a conference call to be held today at 8:30 a.m. Eastern time.

First Health Services Corporation Acquisition

Based in Glen Allen, Va., First Health Services Corporation provides pharmacy benefits administration, health care management, and IT services to state Medicaid programs.

Under the terms of the purchase agreement, Magellan will pay Coventry $110 million in cash for the stock of First Health Services as well as certain other assets related to the operation of the First Health Services business. The transaction is subject to customary closing conditions, including certain regulatory approvals, and is expected to close in the third quarter of 2009. The Company will fund the acquisition with cash on hand. First Health Services will become a wholly owned subsidiary of Magellan.

Assuming the transaction closes July 31, 2009, for the five months of 2009 post acquisition, the Company expects First Health Services to generate revenue of approximately $60 million and segment profit of $7.5 million. The Company expects the transaction to be accretive to earnings by $0.05 per share in 2009.

See the attached table that details forecasted earnings guidance for First Health Services.

René Lerer, M.D., chairman and CEO of Magellan, said, “We are very pleased to announce this important transaction and are enthusiastic about the great opportunity that it creates for Magellan, the First Health Services organization, and our stakeholders. The acquisition allows us to expand our capabilities into a new area, Medicaid pharmacy benefits administration, that is complementary to our existing businesses.  This constitutes an important step in furthering the Company’s diversification strategy.”

“The Medicaid space has historically offered Magellan significant growth opportunities,” Lerer said. “Today we

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serve this market through all three lines of our business — behavioral health, radiology benefits management, and specialty pharmacy. We intend to build on our current expertise and relationships in this area by adding the management of pharmacy costs to our current product portfolio through First Health Services.  This will significantly enhance our opportunities and provide another platform for continued growth in this market segment.”

“Payors such as state Medicaid programs and Medicaid managed care organizations are looking for more comprehensive management techniques to address increasing pharmacy costs. We believe Magellan’s capabilities and expertise can be brought to bear to create greater value for First Health Services’ payor customers and enhance its future growth potential,” Lerer said.

Medicaid spending is increasing faster than any other major category in state budgets due primarily to increasing enrollment and utilization of services. In addition, given current economic conditions, most states are facing severe budget constraints. Pharmacy spend within Medicaid, with an annual growth rate of 5 percent to 7 percent, is a particular concern for both state and managed Medicaid payors.

Radiology and Oncology Management Service Agreements

In addition to the definitive agreement for the purchase of First Health Services, Magellan has entered into three-year agreements with Coventry to manage radiology services on a risk basis and provide the Company’s new oncology management services. Both parties have agreed that the acquisition of First Health Services and the service agreements are each contingent upon the completion of the other, in order to ensure that incentives for the completion of the transactions are aligned.

Under the radiology agreement, Magellan will manage advanced diagnostic imaging services, including cardiac diagnostic testing, in five Coventry markets, with a planned implementation of two markets in the fourth quarter of 2009 and three markets in early 2010. Annual revenue upon full implementation of the contract is expected to be $150 million.

Assuming implementation begins early in the fourth quarter of 2009, the Company expects 2009 revenues from the radiology contract to be approximately $20 million, with no significant contribution to segment profit as a result of one-time implementation and start-up costs.

The oncology service agreement is expected to be implemented in five Coventry markets in the fourth quarter of 2009. Magellan’s oncology management program addresses the selection, cost and quality of pharmaceutical agents used to treat cancer, provides clinical care management services, and improves administrative processes, such as the accuracy of claims payments.

Commenting on the agreements, Lerer said, “Coventry’s confidence in us validates our expertise in partnering with health plans to responsibly and effectively manage areas of health care with significant cost trends and complex clinical considerations. The radiology and oncology agreements with Coventry are demonstration of Magellan’s capabilities in managing these areas of health care and of our prospects for growth and expansion of these business segments. Securing the oncology contract, in particular, is an indicator of the growing interest in the marketplace for this new program.”

Conference Call

Management will host a conference call at 8:30 a.m. Eastern time today to discuss the acquisition and service agreements.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Update approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 888-567-0482 or 402-998-1833 (from outside the U.S.) to listen.

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009 and Magellan’s quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities Exchange Commission on April 28, 2009 for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a $2.6 billion specialty health care management organization.  It currently operates in the behavioral health, radiology, and specialty pharmacy and oncology management arenas. Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the acquisition of First Health services and the projected revenue, segment profit and accretion to earnings per share resulting from such acquisition, growth opportunities for the Company from the Medicaid business generally and from the business of First Health Services, projected revenue and contribution to segment profit from the radiology management services agreement, and expected implementation dates and markets for the radiology and oncology management services agreements with Coventry. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; the impact of varying economic and market conditions on the Company’s investment portfolio; the state of the national economy and adverse changes in economic conditions; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent report on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC.

FIRST HEALTH SERVICES CORPORATION FORECAST GUIDANCE - EARNINGS

FOR THE PERIOD AUGUST 1, 2009 THROUGH DECEMBER 31, 2009

(In millions, except per share amounts)

Net revenue	$60.0
Direct service costs and other operating expenses	52.5
Segment profit	7.5

Depreciation and amortization	4.0
Interest, net	0.5
Income from continuing operations before income taxes	3.0

Provision for income taxes	1.2
Net income	$1.8

Weighted average common shares outstanding - diluted	35.7

Net income per common share - diluted	$0.05

NOTE:

Segment profit information referred to in this table may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent report on Form 10Q filed with the SEC.